Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We consent to incorporation by reference in Form S-8 of our report on the financial statements included in the annual report on Form 11-K of Union Bankshares, Ltd. Profit Sharing 401(k) Plan for the year ended December 31, 2001.







                                                              BKD, LLP



Colorado Springs, Colorado

June 13, 2001